Exhibit 107

CALCULATION OF FILING FEE TABLES

S-8

Uniti Group Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 Par Value	(1)	Other	15,238,383	$9.43	$143,697,952	0.0001531	$22,000.15

Total Offering Amounts:							$143,697,952		22,000.15
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$22,000.15

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Offering Note(s)

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) 6,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), of Uniti Group Inc., a Delaware corporation (the “Registrant”), to be available for issuance pursuant to the Uniti Group Inc. 2025 Equity Incentive Plan (the “Equity Plan”), (ii) 1,000,000 shares of Common Stock to be available for issuance under the Uniti Group Inc. 2025 Employee Stock Purchase Plan (the “ESPP”), (iii) 8,238,383 shares of Common Stock in respect of Old Uniti Replacement Awards pursuant to the Old Uniti Plan (each as defined in the Registration Statement) and (iv) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that may become issuable under the Equity Plan or the ESPP or with respect to the Old Uniti Replacement Awards by reason of any share dividend, share split or other similar transaction.

The Proposed Maximum Offering Price Per Unit is estimated in accordance with Rule 457(c) and (h) solely for purposes of calculating the registration fee on the basis of (i) $5.68, the average of the high and low prices of Old Uniti Common Stock (as defined in the Registration Statement) as reported on the NASDAQ Global Select Market on July 29, 2025, which date is within five business days prior to filing this Registration Statement, divided by (ii) the Exchange Ratio (as defined in the Registration Statement). The Proposed Maximum Offering Price Per Unit, Maximum Aggregate Offering Price and Amount of Registration Fee is rounded up to the nearest penny.